n e w s  r e l e a s e                                                                                 Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY  40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Regina Nethery
Humana Investor Relations
(502) 580-3644
e-mail: Rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
e-mail: Tnoland@humana.com

Humana Comments on Medicare Star Quality Ratings
And Raises 2016 Financial Guidance

•	Bonus year 2018 Star Results do not fully reflect Humana’s focus on quality care for its Medicare members

•	Demonstrated success of the company’s integrated care delivery model is indicative of quality outcomes for the company’s members

•	Average HEDIS quality score at record high

•	Most recent Star ratings not anticipated to materially impact Medicare membership growth for 2017

•	Company expects to take certain measures to mitigate potential negative impact on 2018 Star bonus revenues

•	Full-year 2016 earnings per share guidance raised to approximately $8.80 on a GAAP basis, approximately $9.50 on an Adjusted basis

•	3Q16 earnings per share guidance raised to approximately $3.07 on a GAAP basis, approximately $3.15 on an Adjusted basis

Louisville, KY – October 12, 2016 – Humana Inc. commented on updated Star quality ratings for the 2018 plan year published today by the Centers for Medicare and Medicaid Services (CMS), showing that the percentage of the company’s July 31, 2016 membership in 4-Star plans or higher declined to approximately 37 percent, or 1.17 million members, from approximately 78 percent, or 2.15 million members, in the prior year.  The company noted that the decline in membership in 4-Star rated plans does not take into account certain operational actions the company intends to take over the coming quarters to mitigate any potential negative impact of these published ratings on Star bonus revenues for 2018.

The company believes that the decline is primarily attributable to the impact of lower scores for certain Stars measures as a result of the company’s recently-closed comprehensive program audit by CMS.  The Civil Monetary Penalty imposed by CMS on December 29, 2015 resulted in an automatic downgrade to the Beneficiary Access and Plan Performance (BAPP) Star measure, and certain other issues associated with the timeliness of member service and appeal measurements noted in the audit resulted in downgrades to two additional Star measures.  In addition, higher threshold levels for certain individual Star measures as compared to the previous year reduced the company’s ratings on these measures.  Thresholds for Star measures are calculated across the sector, without regard to weighted average membership of each plan.  Together, these factors more than offset the company’s improved Star rating performance in certain quality measures such as Healthcare Effectiveness Data and Information Set (HEDIS).

Humana believes that its Star ratings for the 2018 bonus year do not accurately reflect the company’s actual performance under the applicable Star measures.  Consequently, the company intends to file for reconsideration of certain of those ratings under the appropriate administrative process.

Humana expects the impact of CMS’ comprehensive program audit on the company’s Star ratings to be limited to the 2018 bonus year.  On September 8, 2016, CMS notified Humana that, based upon the results of an independent validation audit demonstrating that the company had substantially remediated the issues identified in the audit, CMS had formally closed that audit.
Humana expects to evaluate its contract structures for further rationalization to mitigate any potential negative impact on Star bonus revenues for 2018.  Additionally, the company intends to take certain measures to address the challenges described above, including:
•	Taking steps to improve the company’s performance for future CMS audits
•	Further leveraging the company’s predictive analytics capabilities to identify and execute on Stars improvement opportunities
•	Enhancing provider partnerships to improve education and focus on patient experience data

•	Continuing investment in the company’s integrated care delivery model and its Stars operational processes and procedures, encompassing clinical engagement, provider engagement and consumer engagement

Star results for the 2018 bonus year are also not expected to materially impact the company’s Medicare membership growth for 2017.
•	The member value proposition of the company’s 2017 benefit designs is strong with a continued focus on pretax margins
•
The company believes Star ratings do not reflect the value proposition Humana’s PPO plans provide Medicare beneficiaries (retention rates in the company’s Medicare PPO plans are consistently at or above 90 percent), notwithstanding certain Stars program challenges associated with the company’s large PPO plans with geographically diverse membership and provider networks

Additionally, Humana believes:
•
The most recent CMS Star ratings do not fully reflect the company’s focus on quality care for its members.  The company’s HEDIS measures, demonstrating the achievement of clinical outcomes, are at record-high results for the company with an average Star score of 4.16.

•	The demonstrated success of Humana’s integrated care delivery model is indicative of the company’s dedication to quality outcomes for its members.

Financial Guidance Update

The company is in the process of closing its books for the quarter ended September 30, 2016 (3Q16).  Based on preliminary results, Humana now anticipates diluted earnings per common share (EPS) for the year ending December 31, 2016 (FY16) to be approximately $8.80 on a Generally Accepted Accounting Principles (GAAP) basis and approximately $9.50 on an Adjusted basis, or  $0.25 per diluted common share above its previous guidance range.

The increase in FY16 EPS guidance was primarily due to better-than-previously-projected performance in the company’s Medicare Advantage business (group and individual) and its Healthcare Services segment as well as in-line performance in the company’s individual commercial business.

The company also increased its EPS guidance for 3Q16 by approximately $0.30 per share to approximately $3.07 on a GAAP basis and approximately $3.15 on an Adjusted basis.  A reconciliation from GAAP to Adjusted measures for the company’s updated guidance follows:

Diluted earnings per common share (EPS)	3Q16E	FY16E
GAAP	Approximately $3.07	Approximately $8.80
Adjustments for: • Transaction and integration costs associated with pending Aetna transaction • Amortization associated with identifiable intangibles	At least $0.08	At least $0.70
Adjusted (non-GAAP) (a)	Approximately $3.15	Approximately $9.50

The company has included financial measures in this press release that are not in accordance with GAAP.  Management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance.  Consequently, management uses these non-GAAP financial measures as indicators of the company’s business performance, as well as for operational planning and decision making purposes.  Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Footnotes

(a)
Adjusted EPS guidance for FY16 excludes pretax transaction and integration costs associated with the pending transaction with Aetna of $61 million, or $0.37 per diluted common share, as well as $78 million pretax, or $0.33 per diluted common share associated with the amortization expense for identifiable intangibles.  Transaction and integration costs beyond those incurred in the first half of 2016 are to be determined.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, Humana’s and Aetna’s actions with respect to the pending Department of Justice (DOJ) litigation; the outcome of the pending litigation in which the DOJ is seeking to block the transaction; the timing to consummate the transaction if it is not blocked; the terms and the timing of divestiture agreements entered into by Humana and Aetna to address the DOJ’s perceived competitive concerns regarding Medicare Advantage; the risk that a condition to closing of the transaction may not be satisfied or that the closing of the transaction otherwise does not occur; the risk that a regulatory approval required for the transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the outcome of various litigation matters related to the transaction that are in addition to the pending DOJ litigation; the diversion of management time on transaction-related issues (including the pending DOJ litigation); as well as information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•
Humana’s transaction with Aetna is subject to various closing conditions, including governmental and regulatory approvals as well as other uncertainties and there can be no assurances as to whether and when it may be completed.

•	The merger agreement between Humana and Aetna prohibits Humana from pursuing alternative transactions to the pending transaction with Aetna.
•
The number of shares of Aetna common stock that Humana’s stockholders will receive in the transaction is based on a fixed exchange ratio. Because the market price of Aetna’s common stock will fluctuate, Humana’s stockholders cannot be certain of the value of the portion of the transaction consideration to be paid in Aetna’s common stock.

•
While the transaction with Aetna is pending, Humana is subject to business uncertainties and contractual restrictions that could materially adversely affect Humana’s results of operations, financial position and cash flows or result in a loss of employees, customers, members or suppliers.

•	Failure to consummate the transaction with Aetna could negatively impact Humana’s results of operations, financial position and cash flows.
•	The filing of a civil antitrust complaint against us and Aetna is delaying, and could ultimately prevent, the consummation of the merger with Aetna.
•	Delays in completing the Merger will delay the benefits expected to be achieved by the Merger.
•
The timing of the closing of the transactions contemplated by the asset purchase agreements between Humana and Molina Healthcare, Inc., and between Aetna and Molina Healthcare, Inc., are uncertain, and may delay the completion of the merger between Humana and Aetna for a significant period of time.

•
If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of health care services delivered to its members, if the company is unable to implement clinical initiatives to provide a better health care experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. We continually review estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and make necessary adjustments to our reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves we may establish, including premium deficiency reserves, may be insufficient.  In addition, there can be no guarantees that any reconsideration that Humana may file with respect to certain of the Company’s Star rating measures for the 2018 plan year will be successful, that operational measures Humana may take will successfully mitigate any negative effects of Star quality ratings for the 2018 plan year, or that Humana will not experience a decline in membership growth for 2018 as a result of the Company’s 2018 plan year Star ratings.

•
If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives, state-based contract strategy, and its participation in the new health insurance exchanges, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products.

•
If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana’s business may be materially adversely impacted by the adoption of a new coding set for diagnoses (commonly known as ICD-10), the implementation of which became effective on October 1, 2015.
•
Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government) and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•
As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

•
The Health Care Reform Law, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s  Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows.

•
Humana’s participation in the new federal and state health care exchanges, which entail uncertainties associated with mix, volume of business, and the operation of premium stabilization programs, which are subject to federal administrative action, could adversely affect the company’s results of operations, financial position, and cash flows.

•
Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.
•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.
•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2015;
•	Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;
•	Form 8-Ks filed during 2016.

About Humana

Humana Inc., headquartered in Louisville, Ky., is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. The company’s strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:
• Annual reports to stockholders
• Securities and Exchange Commission filings
• Most recent investor conference presentations
• Quarterly earnings news releases
•	Calendar of events
•	Corporate Governance information